Exhibit 99.1

tronc, Inc. Raises Full Year Revenue and Adjusted EBITDA Guidance

Company Raised 2016 Revenue Guidance to $1.610 - $1.630 billion and 2016 Adjusted EBITDA Guidance to $170 - $175 million

Strongest Balance Sheet Position since Going Public in August 2014

CHICAGO--(BUSINESS WIRE)--August 3, 2016--tronc, Inc. (NASDAQ:TRNC) today reported financial results for its second quarter ended June 26, 2016, and raised full year 2016 guidance.

“We have a strategic plan in place to transform tronc by combining our platform of premium brands with proprietary technology to accelerate digital growth and create value for our shareholders,” said CEO Justin Dearborn. “Our overall strategy is providing results earlier than forecasted, which gives us the confidence to raise our revenue and Adjusted EBITDA guidance for the 2016 full year.”

"The second quarter was another strong performance in growing our bottom-line and expanding our margins," said CFO Terry Jimenez. "We believe tronc's balance sheet and overall business prospects are the strongest they have been since the Company went public in 2014 and we are focused on continually improving from here."

2016 SECOND QUARTER RESULTS

Total Revenues in the second quarter of 2016 were $405 million, down 1.8% compared to $412 million in the second quarter of 2015 due to a decrease in advertising and other revenue partially offset by a full quarter of revenue from The San Diego Union-Tribune, acquired mid-second quarter of 2015. Total revenues, excluding revenues from The San Diego Union-Tribune, were $373.8 million, down 5.9% compared to second quarter of the prior year. Advertising revenue was down 4.4% from prior-year period and down 9.2%, excluding The San Diego Union-Tribune. This is an improvement over first quarter 2016 where advertising revenue, excluding The San Diego Union-Tribune was down 12.0%.

Total Operating Expenses, including depreciation and amortization, for the second quarter of 2016 were $390 million compared to $400 million in the second quarter of 2015. Second quarter total operating expenses for 2016 included $4 million related to the Employee Voluntary Separation Program ("EVSP") along with $9 million in restructuring and transaction costs. Total operating expenses, adjusted to exclude expenses relating to The San Diego Union-Tribune and other restructuring and related costs, resulted in a decline of $26.5 million from the prior-year quarter (as set forth in the Non-GAAP reconciliations below). The majority of the reduction in Adjusted total operating expenses can be attributed to lower headcount along with a $6 million decline in newsprint and ink and $5 million of savings in other expenses and outside services.

Net income for the second quarter of 2016 was $4 million, which included an after-tax $2 million EVSP charge and $5 million of restructuring and transaction costs, and was $1 million higher than the second quarter of 2015. Excluding the impact of these charges, Adjusted net income increased to $12 million for the quarter.

Earnings per share for the 2016 second quarter, on a fully diluted basis, was $0.12, which included the previously mentioned EVSP charge and restructuring and transaction costs. Before the impact of these charges, Adjusted Diluted earnings per share (or EPS) increased to $0.35 for the quarter.

Adjusted EBITDA for the second quarter of 2016 was $43.5 million, or an increase of $5 million from the second quarter of 2015 primarily due to the cost reductions discussed above.

Segment reporting

In the three months ended June 26, 2016, the Company realigned under its new management team into two distinct segments: troncM, which is comprised of the Company’s media groups excluding their digital revenues and related expenses, and troncX, which includes all the digital revenues and related expenses of the Company including Tribune Content Agency (“TCA”) and Forsalebyowner.com ("FSBO").

Included in tables below is segment reporting for troncM and troncX for the three and six months ended June 26, 2016, and June 28, 2015. Corresponding information for earlier periods has been restated to reflect the change in reportable segments.

Total Revenues for troncM for the quarter were $344 million or a decrease of 2.9% compared to the second quarter of 2015. A 7.3% year-over-year decline in advertising revenues and a 6.4% decline in other revenues for troncM were partially offset by an increase in circulation revenue. Income from operations for troncM was $28 million or $8 million more than second quarter of 2015. Adjusted EBITDA for troncM for the second quarter of 2016 was $35 million or $3 million more than the second quarter of 2015.

Total Revenues for troncX for the second quarter of 2016 were $62 million or an increase of 4.0% from the prior-year quarter. Advertising revenues for troncX increased by 6.9% which was partially offset by a decline in content revenues. Income from operations for troncX was $6 million or a decline of $4 million from prior-year period while Adjusted EBITDA for the second quarter of 2016 remained relatively flat at $11 million compared to second quarter of 2015.

Total second quarter 2016 average monthly unique visitors were 60 million, up 34% from prior-year quarter and up 7% sequentially from first quarter of 2016. Digital only subscribers grew to 116,000, up 66% from prior year and up 15% sequentially.

Net Cash Provided by Operating Activities for the second quarter of 2016 was $16 million and capital expenditures for the second quarter were $5 million. Debt was reduced by $5 million during the second quarter of 2016 and pension /OPEB liabilities were reduced by $4 million. Cash balance as of June 26, 2016, totaled $170 million.

2016 Full Year Guidance for Total Revenues increased to a range of $1.610 to $1.630 billion and Adjusted EBITDA increased to a range of $170 to $175 million.

Conference Call Webcast

The Company’s earnings conference call will be held at 4 p.m. CT today, August 3, and will be accessible live to the public via webcast and on dial-in conference lines. To access the live webcast and view materials related to the earnings announcement, please visit investor.tronc.com. Participants can dial 1-844-494-0195 in the U.S. or 1-508-637-5599 internationally at least 10 minutes prior to the scheduled start and enter Confirmation ID (passcode) of 56349291. The conference call will be “listen only” for participants other than tronc management and financial analysts. The conference call will be available on-demand via the Investor Relations section of the Company’s website, approximately one hour after conclusion of the call. The audio also will be available for one year on the Company’s website, and the replay via telephone will be available until August 10, 2016. To access the replay via telephone, dial 1-855-859-2056 in the U.S. or 1-404-537-3406 internationally, code 56349291.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding tronc’s financial results, this press release includes references to Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS. These are not measures presented in accordance with generally accepted accounting principles in the United States (US GAAP) and tronc’s use of the terms Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS may vary from that of others in the Company’s industry. Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS should not be considered as an alternative to net income (loss), income from operations, operating expenses, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with US GAAP as measures of operating performance or liquidity. Further information regarding tronc’s presentation of these measures, including a reconciliation of Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable US GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding tronc’s expectations regarding future financial performance and business prospects and the timing, direction and impact of current and future strategic initiatives and tronc's 2016 guidance. Statements containing words such as "may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “estimate,” “outlook,” or similar expressions constitute forward-looking statements. Differences in tronc's actual results from those described in these forward-looking statements may result from actions taken by tronc as well as from risks and uncertainties beyond tronc’s control. These risks and uncertainties include competition and other economic conditions including fragmentation of the media landscape and competition from other media alternatives; changes in advertising demand, circulation levels and audience shares; the Company’s ability to develop and grow its online businesses; the Company's success in implementing expense mitigation efforts; the Company's success in implementing its strategic and branding initiatives; the Company’s reliance on revenue from printing and distributing third-party publications; changes in newsprint prices; macroeconomic trends and conditions; the Company’s ability to adapt to technological changes; the Company’s ability to realize benefits or synergies from acquisitions or divestitures or to operate its businesses effectively following acquisitions or divestitures; the Company’s reliance on third-party vendors for various services; adverse results from litigation, such as the stockholder derivative lawsuits, governmental investigations or tax-related proceedings or audits; the Company's ability to attract, integrate and retain its senior management team and employees; the Company’s ability to satisfy pension and other postretirement employee benefit obligations; changes in accounting standards; the effect of labor strikes, lockouts and labor negotiations; regulatory and judicial rulings; the Company’s indebtedness and ability to comply with debt covenants applicable to its debt facilities; the Company’s ability to satisfy future capital and liquidity requirements; the Company’s ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; and other events beyond the Company’s control that may result in unexpected adverse operating results. The Company’s actual results could also be impacted by the other risks detailed from time to time in its publicly filed documents, including in Item 1A (Risk Factors) of its most recent Annual Report on Form 10-K, in its Quarterly Report on Form 10-Q and in other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

About tronc, Inc.

tronc, Inc. (NASDAQ:TRNC) is a media company rooted in award-winning journalism, which harnesses proprietary technology to present personalized, premium content to a global audience in real time. tronc draws content from its vast media portfolio, where commitment to informing and inspiring communities has earned 92 Pulitzer Prizes and a monthly audience of 65 million. From pixels to Pulitzers, tronc brands optimize content and create engaging experiences for audiences across all channels. For more information, please visit www.tronc.com.

Exhibits:

Condensed Consolidated Statements of Income (Loss)
Notes to Condensed Consolidated Statements of Income (Loss)
Condensed Consolidated Balance Sheets
Non-GAAP Reconciliations - Net Income (Loss) to Adjusted EBITDA
Non-GAAP Reconciliations - Total Operating Expenses to Adjusted Total Operating Expenses
Non-GAAP Reconciliations - Net Income (Loss) to Adjusted Net Income and Adjusted Diluted EPS

(TRNC-F)

TRONC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

Preliminary
	Three months ended		Six months ended
	June 26,	June 28,	June 26,	June 28,
	2016	2015	2016	2015

Operating revenues	$404,501	$412,021	$802,720	$810,295

Operating expenses	390,169	400,404	792,293	787,782

Income from operations	14,332	11,617	10,427	22,513

Loss on equity investments, net	(168)	50	(297)	(7)
Interest expense, net	(6,699)	(6,331)	(13,443)	(12,198)
Reorganization items, net	(49)	(252)	(143)	(853)
Income (loss) before income taxes	7,416	5,084	(3,456)	9,455
Income tax expense (benefit)	3,360	1,686	(1,049)	3,542

Net income (loss)	$4,056	$3,398	$(2,407)	$5,913

Net income (loss) per common share:
Basic	$0.12	$0.13	$(0.08)	$0.23
Diluted	$0.12	$0.13	$(0.08)	$0.23

Weighted average shares outstanding:
Basic	32,975	25,910	31,155	25,702
Diluted	33,028	26,034	31,155	25,912

Dividends declared per common share:	$—	$0.175	$—	$0.350

The tables below show the segmentation of income and expenses for the three and six months ended June 26, 2016, as compared to the three and six months ended June 28, 2015. Each three-month period consists of 13 weeks and each six-month period consists of 26 weeks.

	troncM		troncX		Corporate and Eliminations		Consolidated
	Three months ended		Three months ended		Three months ended		Three months ended
	June 26,	June 28,	June 26,	June 28,	June 26,	June 28,	June 26,	June 28,
	2016	2015	2016	2015	2016	2015	2016	2015
Total revenues	$344,370	$354,796	$61,531	$59,164	$(1,400)	$(1,939)	$404,501	$412,021
Operating expenses	316,367	334,451	55,306	49,041	18,496	16,912	390,169	400,404
Income from operations	28,003	20,345	6,225	10,123	(19,896)	(18,851)	14,332	11,617
Depreciation and amortization	5,562	5,132	2,803	437	5,935	7,580	14,300	13,149
Adjustments	1,664	6,499	1,695	299	11,519	6,677	14,878	13,475
Adjusted EBITDA	$35,229	$31,976	$10,723	$10,859	$(2,442)	$(4,594)	$43,510	$38,241

	troncM		troncX		Corporate and Eliminations		Consolidated
	Six months ended		Six months ended		Six months ended		Six months ended
	June 26,	June 28,	June 26,	June 28,	June 26,	June 28,	June 26,	June 28,
	2016	2015	2016	2015	2016	2015	2016	2015
Total revenues	$687,432	$699,090	$118,791	$115,368	$(3,503)	$(4,163)	$802,720	$810,295
Operating expenses	639,251	660,834	106,919	97,117	46,123	29,831	792,293	787,782
Income from operations	48,181	38,256	11,872	18,251	(49,626)	(33,994)	10,427	22,513
Depreciation and amortization	11,311	9,922	5,633	739	11,480	15,197	28,424	25,858
Adjustments	4,973	6,701	2,045	258	31,269	5,029	38,287	11,988
Adjusted EBITDA	$64,465	$54,879	$19,550	$19,248	$(6,877)	$(13,768)	$77,138	$60,359

troncM

	Three Months Ended			Six Months Ended
	June 26,	June 28,	%	June 26,	June 28,	%
	2016	2015	Change	2016	2015	Change
Operating revenues:
Advertising	$169,751	$183,160	(7.3%)	$338,720	$362,454	(6.5%)
Circulation	120,231	113,509	5.9%	239,736	221,346	8.3%
Other	54,388	58,127	(6.4%)	108,976	115,290	(5.5%)
Total revenues	344,370	354,796	(2.9%)	687,432	699,090	(1.7%)
Operating expenses	316,367	334,451	(5.4%)	639,251	660,834	(3.3%)
Income from operations	28,003	20,345	37.6%	48,181	38,256	25.9%
Depreciation and amortization	5,562	5,132	8.4%	11,311	9,922	14.0%
Adjustments	1,664	6,499	(74.4%)	4,973	6,701	(25.8%)
Adjusted EBITDA	$35,229	$31,976	10.2%	$64,465	$54,879	17.5%

troncX

	Three Months Ended			Six Months Ended
	June 26,	June 28,	%	June 26,	June 28,	%
	2016	2015	Change	2016	2015	Change
Operating revenues:
Advertising	$52,117	$48,772	6.9%	$99,096	$94,238	5.2%
Content	9,414	10,392	(9.4%)	19,695	21,130	(6.8%)
Total revenues	61,531	59,164	4.0%	118,791	115,368	3.0%
Operating expenses	55,306	49,041	12.8%	106,919	97,117	10.1%
Income from operations	6,225	10,123	(38.5%)	11,872	18,251	(35.0%)
Depreciation and amortization	2,803	437	*	5,633	739	*
Adjustments	1,695	299	*	2,045	258	*
Adjusted EBITDA	$10,723	$10,859	(1.3%)	$19,550	$19,248	1.6%

TRONC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

Preliminary
	June 26,	December 27,
	2016	2015
Assets
Current Assets:
Cash	$169,695	$40,832
Accounts receivable	191,978	240,813
Inventories	15,582	13,688
Prepaid expenses and other	15,627	16,824
Total current assets	392,882	312,157
Net Properties, Plant and Equipment	134,077	144,539
Other Assets
Goodwill	116,331	123,992
Intangible assets, net	138,176	133,862
Investments and other assets	108,606	118,416
Total other assets	363,113	376,270
Total assets	$890,072	$832,966

Liabilities and Equity
Current Liabilities
Current portion of long-term debt	$22,245	$21,826
Accounts payable	69,742	80,881
Other	183,203	210,723
Total current liabilities	275,190	313,430
Non-Current Liabilities
Long-term debt	358,547	367,847
Other non-current liabilities	156,963	166,087
Total non-current liabilities	515,510	533,934

Equity
Total stockholders' equity	99,372	(14,398)
Total liabilities and equity	$890,072	$832,966

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

Preliminary

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

	Three months ended			Six months ended
	June 26,	June 28,	%	June 26,	June 28,	%
	2016	2015	Change	2016	2015	Change
Net income (loss)	$4,056	$3,398	19.4%	$(2,407)	$5,913	*

Income tax expense (benefit)	3,360	1,686	99.3%	(1,049)	3,542	*
Loss on equity investments, net	168	(50)	*	297	7	*
Interest expense, net	6,699	6,331	5.8%	13,443	12,198	10.2%
Reorganization items, net	49	252	(80.6%)	143	853	(83.2%)

Income (loss) from operations	14,332	11,617	23.4%	10,427	22,513	(53.7%)

Depreciation and amortization	14,300	13,149	8.8%	28,424	25,858	9.9%
Restructuring and transaction costs(1)	9,114	12,654	(28.0%)	23,100	17,436	32.5%
Stock-based compensation	2,200	1,471	49.6%	3,819	3,001	27.3%
Employee voluntary separation program	3,564	—	*	11,368	—	*
Gain from termination of post-retirement benefits (2)	—	(650)	*	—	(8,449)	*

Adjusted EBITDA(2)	$43,510	$38,241	13.8%	$77,138	$60,359	27.8%

* Represents positive or negative change in excess of 100%

(1) - Restructuring and transaction costs include costs related to tronc's internal restructuring, such as severance and IT outsourcing costs, and transaction costs related to completed and potential acquisitions.

(2) - In the first quarter of 2015, the Company did not deduct a gain of $7.8 million related to the termination of certain postretirement benefits in the determination of Adjusted EBITDA. Management reassessed this gain and determined it is expected to be a non-recurring item and should be deducted in the determination of Adjusted EBITDA. Accordingly, the 2015 Adjusted EBITDA as presented, includes such adjustment for the non-recurring gain from termination of certain post-retirement benefits.

Adjusted EBITDA

Adjusted EBITDA is defined as net income before equity in earnings of unconsolidated affiliates, income taxes, loss on early debt extinguishment, interest expense, other (expense) income, realized gain (loss) on investments, stock-based compensation expense, reorganization items, restructuring charges, transaction expenses, depreciation and amortization, net income attributable to non-controlling interests, and certain unusual and non-recurring items (including spin-related costs). Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and gain/loss on equity investments) and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, including the employee voluntary separation program and gain/losses on employee benefit plan terminations, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period. The Company's management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. In addition, Adjusted EBITDA, or a similarly calculated measure, is used as the basis for certain financial maintenance covenants that the Company is subject to in connection with certain credit facilities. Since not all companies use identical calculations, the Company's presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with GAAP. Instead, management believes Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are: they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt; they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

Preliminary

Reconciliation of Total Operating Expenses to Adjusted Total Operating Expenses(1):

	Three Months Ended June 26, 2016			Three Months Ended June 28, 2015
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Compensation	$150,493	$(19,459)	$131,034	$156,384	$(10,281)	$146,103
Newsprint and ink	26,095	(2,710)	23,385	31,444	(1,617)	29,827
Outside services	122,964	(12,339)	110,625	123,549	(9,403)	114,146
Other	76,317	(5,226)	71,091	75,878	(3,343)	72,535
Depreciation and amortization	14,300	(14,300)	—	13,149	(13,149)	—

Total operating expenses	$390,169	$(54,034)	$336,135	$400,404	$(37,793)	$362,611

	Six Months Ended June 26, 2016			Six Months Ended June 28, 2015
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Compensation	$312,593	$(43,669)	$268,924	$305,615	$(3,600)	$302,015
Newsprint and ink	52,073	(5,353)	46,720	62,739	(1,617)	61,122
Outside services	250,673	(28,798)	221,875	245,795	(14,711)	231,084
Other	148,530	(10,607)	137,923	147,775	(3,587)	144,188
Depreciation and amortization	28,424	(28,424)	—	25,858	(25,858)	—

Total operating expenses	$792,293	$(116,851)	$675,442	$787,782	$(49,373)	$738,409

(1)Adjusted total operating expenses is defined and calculated differently from the Adjusted cash operating expenses measure the Company has reported prior to the first quarter of 2016. The following items include expenses in the reconciliation of Adjusted EBITDA: Compensation, Outside services, Other general and administrative and Depreciation and amortization. All of the items include expenses relating to The San Diego Union-Tribune.

Adjusted Total Operating Expenses

Adjusted total operating expenses consist of total operating expenses per the income statement, adjusted to exclude the impact of items listed in the Adjusted EBITDA non-GAAP reconciliation and expenses relating to The San Diego Union-Tribune. Management believes that Adjusted total operating expenses is informative to investors as it enhances the investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to prior periods.

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

Preliminary

Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Diluted EPS:

	Three months ended
	June 26, 2016		June 28, 2015
	Earnings	Diluted EPS	Earnings	Diluted EPS

Net income (loss) - GAAP	$4,056	$0.12	$3,398	$0.13

Adjustments to net income, net of 40% tax:
Restructuring and transaction costs	5,468	0.17	7,592	0.29
Employee voluntary separation program	2,138	0.07	—	—

Adjusted net income - Non-GAAP	$11,662	$0.35	$10,990	$0.42

	Six months ended
	June 26, 2016		June 28, 2015
	Earnings	Diluted EPS	Earnings	Diluted EPS

Net income (loss) - GAAP	$(2,407)	$(0.08)	$5,913	$0.23

Adjustments to net income, net of 40% tax:
Restructuring and transaction costs	13,860	0.44	10,462	0.40
Employee voluntary separation program	6,821	0.22	—	—

Adjusted net income - Non-GAAP	$18,274	$0.59	$16,375	$0.63

Adjusted Net income and Adjusted Diluted EPS

Adjusted net income is defined as Net income - GAAP excluding the following adjustments: Restructuring, acquisition and remediation costs and Employee voluntary separation program, net of the impact of income taxes.

Adjusted Diluted EPS computes Adjusted net income divided by diluted weighted average shares outstanding.

Management believes Adjusted Net income and Adjusted Diluted EPS are informative to investors as they enhance investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to future recurring projections.

CONTACT:
tronc, Inc.
Investor Relations:
Kimbre Neidhart, 469-528-9366
kneidhart@tronc.com
or
Media Relations:
Dana Meyer, 312-222-3308
dmeyer@tronc.com